      As filed with the Securities and Exchange Commission on July 26, 2000
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 CIMA LABS INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                      41-1569769
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                        Identification No.)

        10000 VALLEY VIEW ROAD                                  55334
        EDEN PRAIRIE, MINNESOTA                               (Zip Code)
 (Address of principal executive offices)

                                 CIMA LABS INC.
                              EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                             John M. Siebert, Ph.D.
                      President and Chief Executive Officer
                             10000 Valley View Road
                          Eden Prairie, Minnesota 55334
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (952) 947-8700

                             ----------------------

                                    copy to:

                              Gale R. Mellum, Esq.
                              Gordon S. Weber, Esq.
                               Faegre & Benson LLP
                             2200 Wells Fargo Center
                             90 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 336-3000
                               Fax (612) 336-3026
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                               Proposed
                                                        Proposed               maximum
       Title of                  Amount                  maximum              aggregate             Amount of
     securities to                to be              offering price            offering            registration
     be registered             registered             per share (1)           price (1)                fee
--------------------------------------------------------------------------------------------------------------------
     Common Stock,
    $.01 par value           250,000 shares              $29.13               $7,282,500              $1,923
====================================================================================================================

(1) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on July 25, 2000 as reported on the Nasdaq National Market.

====================================================================================================================

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 250,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's Equity Incentive Plan, as amended (the "Plan"). The Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (File No. 333-05741) is incorporated by reference herein.


                                    EXHIBITS

         Exhibit  Description

         5        Opinion of Faegre & Benson LLP

         23.1 Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement)

         23.2     Consent of Ernst & Young LLP

         24 Powers of Attorney (included on page II-1 of this Registration Statement)

         99       Equity Incentive Plan, as amended(1)

------------------------
(1) Incorporated by reference to Exhibit 10.6 filed as part of the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1999, File No. 0-24424.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on July 27, 2000.


                                  CIMA LABS INC.
                                  (Registrant)


                                  By /s/  John M. Siebert
                                     -------------------------------------------
                                          John M. Siebert, Ph.D.
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints John M. Siebert, Ph.D. and David A. Feste, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, representing a majority of the Board of Directors, in the capacities indicated on July 27, 2000.



                      NAME                                                      TITLE
---------------------------------------------------    ---------------------------------------------------

/s/  John M. Siebert
---------------------------------------------------    President, Chief Executive Officer and Director
              John M. Siebert, Ph.D.                           (Principal Executive Officer)

/s/  David A. Feste
---------------------------------------------------    Vice President and Chief Financial Officer
                 David A. Feste                                (Principal Financial Officer and Principal
                                                               Accounting Officer)
/s/  Terrence W. Glarner
---------------------------------------------------                           Director
               Terrence W. Glarner

/s/  Steven B. Ratoff
---------------------------------------------------                           Director
                 Steven B. Ratoff

/s/  Joseph R. Robinson
---------------------------------------------------                           Director
           Joseph R. Robinson, Ph.D.

                                INDEX TO EXHIBITS


                                                                                                       Method
   Exhibit                                       Description                                          of Filing
   -------                                       -----------                                          ---------
5              Opinion of Faegre & Benson LLP.................................................  Filed Electronically

23.1           Consent of Faegre & Benson LLP
               (contained in its opinion filed as Exhibit 5 to this Registration Statement)

23.2           Consent of Ernst & Young LLP...................................................  Filed Electronically

24             Powers of Attorney
               (included on page II-1 of this Registration Statement)

99             Equity Incentive Plan, as amended(1)...........................................  Incorporated by
                                                                                                Reference


------------------------
(1) Incorporated by reference to Exhibit 10.6 filed as part of the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1999, File No. 0-24424.